Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Doug Guarino, Director of Corporate Relations 781 647 3900
Inverness Medical Innovations, Inc. Extends Exchange Offer for 7.875% Senior Notes due 2016
WALTHAM, MA—Inverness Medical Innovations, Inc. (NYSE: IMA) announced today that it has extended its offer to exchange up to $100,000,000 in aggregate principal amount of 7.875% Senior Notes due 2016 (the “Notes”) that have been registered under the Securities Act of 1933, as amended, for a like principal amount of its outstanding unregistered 7.875% Senior Notes due 2016, to 5:00 p.m., New York City time, on Friday, June 4, 2010, unless further extended.
The terms and conditions of the exchange offer are set forth in Inverness’s prospectus dated April 21, 2010.
The exchange offer had been scheduled to expire at 5:00 p.m., New York City time, on Monday, May 24, 2010. Inverness has been advised that, as of that time, $98,000,000 in aggregate principal amount, or approximately 98%, of outstanding unregistered 7.875% Senior Notes due 2016 had been validly tendered to the exchange agent by the holders thereof, including by means of guaranteed delivery.
The exchange agent for the offer is The Bank of New York Mellon Trust Company, N.A., Corporate Trust Operations, Reorganization Unit, 101 Barclay Street — 7 East, New York, NY 10286, Attn: Carolle Montreuil, (212) 815-5920.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Important Additional Information and Where to Find It
Inverness and its guarantor subsidiaries have filed with the SEC, and the SEC has declared effective, a Registration Statement on Form S-4 containing a Prospectus and other documents relating to the exchange offer. Holders of unregistered notes are urged to read carefully the Prospectus, any amendments or supplements thereto and any other relevant documents filed with the SEC when available because they contain important information. Holders of unregistered notes will be able to obtain free copies of the Registration Statement, the Prospectus, any amendments or supplements thereto and other documents filed with the SEC by Inverness and its guarantor subsidiaries, when they become available, through the web site maintained by the SEC at www.sec.gov. Holders of unregistered notes will also be able to obtain free copies of the Registration Statement, the Prospectus and any amendments or supplements thereto, when they become available, from Inverness by requesting them in writing at Inverness

Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453, telephone (781) 647-3900, Attention: Secretary.
The exchange offer will only be made pursuant to the Prospectus, the letter of transmittal and other offering documents initially filed with the SEC on March 1, 2010, as amended or supplemented. The exchange offer is scheduled to expire at 5:00 p.m., New York City time, on June 4, 2010, unless further extended. If the exchange offer is further extended, Inverness will notify the exchange agent for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the exchange offer was scheduled to expire.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. These statements reflect Inverness’ current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including the risks and uncertainties described in Inverness’ Annual Report on Form 10-K/A for the year ended December 31, 2009, and other factors identified from time to time in its filings with the Securities and Exchange Commission. Inverness undertakes no obligation to update any forward-looking statements contained herein.